UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2024

Owens Corning

(Exact name of registrant as specified in its charter)

DE	1-33100	43-2109021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Owens Corning Parkway
Toledo, Ohio	43659
(Address of principal executive offices)	(Zip Code)

419-248-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously announced, on February 9, 2024, Owens Corning, a Delaware corporation (“Owens Corning”), MT Acquisition Co ULC, a wholly owned subsidiary of Owens Corning (“Purchaser”), and Masonite International Corporation (“Masonite”) entered into an Arrangement Agreement (the “Agreement”) providing for Owens Corning’s acquisition of Masonite. Under the terms of the Agreement, Purchaser will acquire all of the issued and outstanding common shares of Masonite (the “Arrangement”).

The obligation of the parties to consummate the Arrangement is subject to the satisfaction or waiver of certain customary mutual closing conditions, including (a) the adoption of a resolution approving the Arrangement (the “Arrangement Resolution”) by at least two-thirds of the votes cast on the Arrangement Resolution by the Masonite shareholders entitled to vote thereon and represented in person or by proxy at the special meeting, (b) the issuance of interim and final orders by the Supreme Court of British Columbia approving the Arrangement, (c) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended) and the receipt of certain required regulatory clearances and approvals in other jurisdictions under applicable antitrust and foreign direct investment laws and regulations, including in Canada, Mexico and the United Kingdom and (d) the absence of any law, injunction, order or other judgment prohibiting, rendering illegal or permanently enjoining the consummation of the Arrangement. Each party’s obligation to consummate the Arrangement is also subject to the accuracy of the other party’s representations and warranties contained in the Agreement (subject, with specified exceptions, to materiality or “Material Adverse Effect” standards), the other party’s performance of its covenants and agreements in the Agreement in all material respects, and in the case of Purchaser’s obligation to consummate the Arrangement, the absence of any “Material Adverse Effect” on Masonite.

This Current Report on Form 8-K is being filed to provide the pro forma financial information set forth under Item 9.01 below, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The following unaudited pro forma combined financial information is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

•	Unaudited Pro Forma Combined Balance Sheet as of December 31, 2023;

•	Unaudited Pro Forma Combined Statement of Earnings for the fiscal year ended December 31, 2023; and

•	Notes to the Unaudited Pro Forma Combined Financial Information.

(d) Exhibits.

Exhibit No.	Description

99.1	Unaudited Pro Forma Combined Financial Information

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owens Corning

Date: April 15, 2024	By:	/s/ Todd W. Fister
Todd W. Fister
Executive Vice President and Chief Financial Officer